SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2011

AMERICAN HOME ALLIANCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	033-27508-LA	13-341552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

706 Orchid Drive, Unit D, Bakersfield, California 93308
(Address of Principal Executive Offices, Zip Code)

Registrant's telephone number, including area code:  (661) 392-7982

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

As used herein, the terms, "we," "us," "our," and the "Company" refers to BoysToys.com, Inc., a Delaware corporation and its subsidiaries, unless otherwise stated.

Item 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(1)     On October 12, 2011, the Registrant was advised and notified that the Registrant's independent accountants had not issued their audit report with respect to the Registrant's annual financial statements for fiscal year ending December 31, 2007 and which were included in the Registrant's 2007 Annual Report on Form 10-K that was filed with the Commission.

(2)     As a result of the foregoing, the following financial statements of the Registrant and contained in the 2007 Annual Report on Form 10-K should no longer be relied upon: (i) the balance sheet as of December 31, 2007; (ii) the Statement of Operations for the twelve months ending December 31, 2007; (iii) the Statement of Cash Flows for the twelve months ending December 31, 2007; (iv) the Schedule of Net Operating Losses for the twelve moths ending December 31, 2007.

(3)     The Registrant's 2007 Annual Report on Form 10-K for the twelve months ending December 31, 2007, although filed with the Commission previously, was prepared and filed without the audit report and consent letter issued by the Registrant's independent accountants. As a result, the 2007 Annual Report on Form 10-K for the twelve months ending December 31, 2007 does not conform to the Rules adopted by the Commission for the Form 10-K and in other respects materially omits the opinion of the Registrant's independent accountants.

(4)     Subsequently, the Registrant's independent accountants notified the Registrant's Chief Operating Officer of the omission at which time the Registrant determined that it would notify the Commission of the omission and would amend the 2007 Annual Report on Form 10-K for the twelve months ending December 31, 2007.

The Registrant has provided a copy of this Form 8-K to its independent accountants for their review and this Form 8-K has been reviewed and approved by the Registrant's Board of Directors. The Registrant intends to file the Amendment No 1 to the 2007 Form 10-K in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME ALLIANCE CORPOPRATION

Date: October 24, 2012	By: /s/ Lisa Norman Lisa Norman President